Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Second Quarter Fiscal 2018 Financial Results
Dallas, Texas. (February 26, 2018) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended January 31, 2018.
For the three months ended January 31, 2018, revenue, gross margin, and net income were $459.1 million, $191.6 million, and $103.3 million, respectively. These represent an increase in revenue of $109.6 million, or 31.3%; an increase in gross margin of $44.8 million, or 30.6%; and an increase in net income of $37.2 million, or 56.3%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.43 compared to $0.28 last year, an increase of 53.6%.
For the six months ended January 31, 2018, revenue, gross margin, and net income were $878.3 million, $354.9 million, and $180.8 million, respectively. These represent an increase in revenue of $182.8 million, or 26.3%; an increase in gross margin of $62.8 million, or 21.5%; and a decrease in net income of $52.6 million, or 22.5%, respectively, from the same period last year. Fully diluted earnings per share for the six months were $0.75 compared to $0.99 last year, a decrease of 24.2%.
The operating results for the three and six months ended January 31, 2018 were adversely affected by abnormal costs of $36.5 million and $72.3 million, respectively, incurred as a result of Hurricane Harvey. These costs included temporary storage facilities; premiums for subhaulers; labor costs incurred from overtime; travel and lodging due to the reassignment of employees to the affected region; and equipment lease expenses to handle the increased volume, as well as cost of vehicle sales. These costs, net of the associated revenues of $44.8 million and $63.4 million, respectively, generated pre-tax income for the three months ended January 31, 2018 of $8.3 million, and a pre-tax loss of $8.9 million for the six month period. The operating results for the three months ended January 31, 2018 were also adversely impacted by a charge of $10.0 million to income tax expense for the deemed repatriation of foreign earnings and profits under the Tax Cuts and Jobs Act of 2017, net of deferred tax changes, and was offset by the Act’s reduction of the federal corporate income tax rate. Because Copart’s fiscal year includes periods before and after the effective date of the Act, during which the U.S. federal corporate tax rate was 35% and 21%, respectively, our U.S. federal corporate tax rate for fiscal year 2018 will be 26.9%. The operating results for the three months ended January 31, 2018, include the benefit of this rate reduction, as well as a favorable adjustment of $7.6 million to account for previously accrued taxes at our prior federal corporate tax rate for the three months ended October 31, 2017.
Excluding the impact of income taxes on the deemed repatriation of foreign earnings, net of deferred tax changes, disposals of non-operating assets, foreign currency-related losses and gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises, non-GAAP fully diluted earnings per share for the three months ended January 31, 2018 and 2017, were $0.47 and $0.29, respectively. Non-GAAP fully diluted earnings per share for the six months ended January 31, 2018 and 2017, were $0.79 and $0.57, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Monday, February 26, 2018, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://stream.conferenceamerica.com/copart022618. A replay of the call will be available through April 27, 2018 by calling (877) 919-4059. Use confirmation code # 77546245.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some cases, to end users. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and also sells vehicles sourced from individual owners. With operations at over 200 locations in 10 countries, Copart has more than 125,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), the Republic of Ireland (Copart.ie), Brazil (Copart.com.br), Germany (Copart.de), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of income taxes on the deemed repatriation of foreign earnings, net of deferred tax changes, disposals of non-operating assets, foreign currency-related losses and gains, and certain income tax benefits and payroll taxes related to accounting for stock option exercises. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of income taxes on the deemed repatriation of foreign earnings, net of deferred tax changes, disposals of non-operating assets, foreign currency-related losses and gains, and certain income tax benefits and payroll taxes related to accounting for stock option exercises.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Perry, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.perry@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2018	2017	2018	2017
Service revenues and vehicle sales:
Service revenues	$401,954	$310,033	$776,079	$617,111
Vehicle sales	57,152	39,499	102,195	78,412
Total service revenues and vehicle sales	459,106	349,532	878,274	695,523
Operating expenses:
Yard operations	204,289	158,556	410,508	315,918
Cost of vehicle sales	50,313	33,686	88,610	66,773
Yard depreciation and amortization	11,893	9,717	22,429	19,165
Yard stock-based payment compensation	1,002	808	1,854	1,609
Gross margin	191,609	146,765	354,873	292,058
General and administrative	29,694	27,675	59,196	58,599
General and administrative depreciation and amortization	5,978	5,498	11,344	10,759
General and administrative stock-based payment compensation	4,990	4,712	9,444	8,996
Total operating expenses	308,159	240,652	603,385	481,819
Operating income	150,947	108,880	274,889	213,704
Other (expense) income:
Interest expense, net	(5,561)	(5,760)	(10,959)	(11,382)
Other (expense) income, net	(948)	(3,021)	(5,364)	311
Total other expenses	(6,509)	(8,781)	(16,323)	(11,071)
Income before income taxes	144,438	100,099	258,566	202,633
Income tax expense (benefit)	41,137	34,033	77,705	(30,713)
Net income	103,301	66,066	180,861	233,346
Net income attributable to noncontrolling interest	45	—	90	—
Net income attributable to Copart, Inc.	$103,256	$66,066	$180,771	$233,346

Basic net income per common share	$0.45	$0.29	$0.78	$1.03
Weighted average common shares outstanding	231,478	229,142	231,086	227,288

Diluted net income per common share	$0.43	$0.28	$0.75	$0.99
Diluted weighted average common shares outstanding	241,360	235,588	240,076	236,672

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2018	July 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$195,300	$210,100
Accounts receivable, net	398,972	311,846
Vehicle pooling costs and inventories	50,994	41,281
Income taxes receivable	3,836	6,418
Prepaid expenses and other assets	17,374	17,616
Total current assets	666,476	587,261
Property and equipment, net	1,024,564	944,056
Intangibles, net	69,934	75,938
Goodwill	344,499	340,243
Deferred income taxes	301	1,287
Other assets	37,767	33,716
Total assets	$2,143,541	$1,982,501

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$242,594	$208,415
Deferred revenue	6,797	5,019
Income taxes payable	13,806	6,472
Deferred income taxes	—	92
Current portion of revolving loan facility and capital lease obligations	111,851	82,155
Total current liabilities	375,048	302,153
Deferred income taxes	5,196	3,192
Income taxes payable	27,128	24,573
Long-term debt, revolving loan facility and capital lease obligations, net of discount	400,646	550,883
Other liabilities	3,732	3,100
Total liabilities	811,750	883,901
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	23	23
Additional paid-in capital	483,895	453,349
Accumulated other comprehensive loss	(78,913)	(100,676)
Retained earnings	926,163	745,370
Noncontrolling interest	623	534
Total stockholders' equity	1,331,791	1,098,600
Total liabilities and stockholders' equity	$2,143,541	$1,982,501

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended January 31,
	2018	2017
Cash flows from operating activities:
Net income	$180,861	$233,346
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	33,994	30,146
Allowance for doubtful accounts	1,013	26
Equity in losses of unconsolidated affiliates	251	408
Stock-based payment compensation	11,298	10,605
Loss (gain) on sale of property and equipment	4,639	(79)
Deferred income taxes	2,666	23,466
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(86,147)	(74,789)
Vehicle pooling costs and inventories	(9,073)	(4,944)
Prepaid expenses and other current assets	(1,437)	894
Other assets	(4,320)	(801)
Accounts payable and accrued liabilities	38,919	(4,599)
Deferred revenue	1,705	1,350
Income taxes receivable	2,575	(64,757)
Income taxes payable	9,365	5,934
Other liabilities	84	(678)
Net cash provided by operating activities	186,393	155,528

Cash flows from investing activities:
Purchases of property and equipment, including acquisitions	(110,782)	(92,412)
Proceeds from sale of property and equipment	2,812	386
Investment in unconsolidated affiliate	—	(1,050)
Net cash used in investing activities	(107,970)	(93,076)

Cash flows from financing activities:
Proceeds from the exercise of stock options	16,603	20,381
Proceeds from the issuance of Employee Stock Purchase Plan shares	2,723	1,908
Payments for employee stock-based tax withholdings	(3)	(134,638)
Net (repayments) proceeds on revolving loan facility	(120,300)	72,000
Distributions to noncontrolling interest	(55)	—
Net cash used in financing activities	(101,032)	(40,349)
Effect of foreign currency translation	7,809	(3,000)
Net (decrease) increase in cash and cash equivalents	(14,800)	19,103
Cash and cash equivalents at beginning of period	210,100	155,849
Cash and cash equivalents at end of period	$195,300	$174,952
Supplemental disclosure of cash flow information:
Interest paid	$11,010	$11,810
Income taxes paid, net of refunds	$64,104	$4,616

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2018	2017	2018	2017
GAAP net income attributable to Copart, Inc.	$103,256	$66,066	$180,771	$233,346
Effect of deemed repatriation of foreign earnings, net of deferred tax changes	10,000	—	10,000	—
Effect of disposal of non-operating assets, net of tax	—	—	2,994	—
Effect of foreign currency-related losses (gains), net of tax	768	2,720	1,076	(127)
Effect of income tax benefit of ASU 2016-09 adoption, net of tax (1)	(2,596)	(1,347)	(6,363)	(102,742)
Effect of payroll taxes on certain executive stock compensation, net of tax	—	—	—	3,307
Non-GAAP net income attributable to Copart, Inc.	$111,428	$67,439	$188,478	$133,784

GAAP diluted net income per common share	$0.43	$0.28	$0.75	$0.99
Non-GAAP diluted net income per common share	$0.47	$0.29	$0.79	$0.57

GAAP diluted weighted average common shares outstanding	241,360	235,588	240,076	236,672
Effect on common equivalent shares from ASU 2016-09 adoption(1)	(2,703)	(1,404)	(1,352)	(2,250)
Non-GAAP diluted weighted average common shares outstanding	238,657	234,184	238,724	234,422

(1)
In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting. Under this standard, all excess tax benefits and tax deficiencies related to exercises of stock options are recognized as income tax expense or benefit in the income statement as discrete items in the reporting period in which they occur. Additionally, excess tax benefits are classified as an operating activity on the consolidated statements of cash flows. The Company adopted ASU 2016-09 during the fourth quarter of fiscal 2016 on a modified retrospective basis. For a more complete discussion, please review the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on September 27, 2017.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000